UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Asia Training Institute US, Inc.

(Exact name of registrant as specified in its charter)

Date: April 21, 2016

Delaware	8742	81-1010764
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

8152 Villaverde Drive Whittier CA 90605

  Issuer's telephone number: (562) 273-5357

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	9,800,000	$0.01	$98,000	$9.87

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Asia Training Institute US, Inc.

9,800,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Asia Training Institute US, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering our selling shareholders are offering 9,800,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The funds will be available to the respective shareholders who sell their shares to investors. The offering is being made on a best efforts basis by each shareholder. There is no minimum number of shares required to be purchased by each investor. All of the shares being registered for sale will be sold at a fixed price of $0.01 per share for the duration of the Offering. There is no guarantee that any of the securities being offered in this offering will be sold.

This offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, our Chief Executive Officer Chun-Han Lin and our Chief Financial Officer Chien-Heng Chiang, together own approximately 66.67% of the voting power of our outstanding capital stock. After the offering, assuming all of their personal shares that are being registered herein are sold, both Mr. Lin and Mr Chiang will together have the ability to control approximately 60.00% of the voting power of our outstanding capital stock.

The Company estimates the costs of this offering at $52,000. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for the common stock of Asia Training Institute US, Inc.

Any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is __________________.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Asia Training Institute US,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Asia Training Institute US, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending November 30th. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

Asia Training Institute US, Inc., a Delaware corporation (“the Company”) was originally incorporated under the laws of the State of Delaware on November 10, 2015 with the name Asia Training Institute, Inc.

Following a unanimous vote by the board of directors on April 5, 2016, on April 6, 2016 the Company changed its name to Asia Training Institute US, Inc. and filed with the Delaware Secretary of State, a Certificate of Amendment.

The Company intends to offers informative business seminars on varying topics to attendees through the United States.

The Company’s executive offices are located at 8152 Villaverde Drive, Whittier CA 90605. The Company's office space is provided rent free by the Company's Chief Financial Officer Chien-Heng Chiang.

Our activities have been limited to developing our business and financial plans.

We will not receive any of the proceeds from the sale of the 9,800,000 shares of our common stock being registered herein. At this time our operations have been and will continue to be funded by our officers and directors. Our officers and directors have no legal obligation however, to fund our operations. If our officers and directors decide to cut off funding our operations would be negatively affected and we may have to curtail operations.

The Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 105,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 9,800,000 shares of common stock, which are all of the shares being offered herein by our selling shareholders. Our selling shareholders may endeavor to sell all 9,800,000 shares of common stock after this registration becomes effective. The shares being offered herein by the selling stockholders are to be sold at a fixed price of $0.01 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. All of the proceeds from this offering will go to the respective shareholder who sells shares. We will not receive any of these proceeds.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Selling Stockholders	9,800,000 shares of common stock, at a fixed price of $0.01 offered by the selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	All of the shares being registered herein will be sold at a fixed price per share of $0.01 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	105,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	105,000,000 common shares will be issued and outstanding following the offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.01.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.01 per share for the duration of the offering.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 9,800,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Following effectiveness of this registration statement, our selling shareholders will sell the 9,800,000 shares of common stock being registered herein, on a BEST EFFORTS basis.

Registration Costs	We estimate our total offering registration costs to be approximately $52,000.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Currently, our Chief Executive Officer Chun-Han Lin and our Chief Financial Officer Chien-Heng Chiang, together own approximately 66.67% of the voting power of our outstanding capital stock. After the offering, assuming all of their personal shares that are being registered herein are sold, both Mr. Lin and Mr Chiang will together have the ability to control approximately 60.00% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Competition from both large, established industry participants and new market entrants may impair or limit our ability to attract potential attendees to our informative seminars.

Our competition in the industry of hosting seminars is highly competitive with numerous participants from new market entrants and established industry participants. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt more quickly to hosting seminars that are either more informative or pleasing to attend.

The Company, being a Developmental Stage Company, has not generated any revenues to date since our inception November 10, 2015.

We are a development stage company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve profitability. Since our inception in November 10, 2015, we have not generated any revenues, and currently have only limited operations, as we are presently in the planning stage of our business development as an exploration stage company. These factors raise substantial doubt about our ability to continue as a going concern. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and become profitable.

The accompanying financial statements have been prepared assuming the company will continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Our current lineup of informative seminars is untested in our target demographic within the United States and as such we cannot be certain that we will attract as many attendees as we anticipate.

Due to our limited knowledge of how receptive our target demographic will be to our seminars within the areas we are initially going to be targeting we cannot guarantee that we will have as many attendees sign up for our seminars as we anticipate. In the event that we do not have as many attendees as we anticipate then we may be our forced to scale back our operations considerably or cease operations altogether.

The company is subject to the risks inherent in the creation of a new business.

The Company is subject to substantially all the risks inherent in the creation of a new business. The implementation of our business strategy is still in the development stage. Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of an emerging business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

We may be subject to Government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts and further restrictions within the United States. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

Any failure to maintain adequate general liability, commercial and service liability insurance could subject us to significant losses of income.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims. Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition. There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our revenue growth rate depends primarily on our ability to execute our business plan.

We may not be able to identify and maintain the necessary relationships within our industry. Our ability to execute our business plan also depends on other factors, including the ability to:

1. Offer seminars which are well received by our target demographic;

2. Hire and train qualified personnel;

3. Maintain marketing and development costs at affordable rates; and,

4. Maintain an affordable labor force.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including chiefly the demand for management consulting seminars, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

A failure to manage our growth effectively could harm our business and offering results.

Financial and management controls, and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls, and to hire, train, and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. Our failure to manage our growth effectively could harm our business and operating results.

The company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate income.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

If we fail to maintain the value of our brand, our sales are likely to decline

Our success depends on the value created by Asia Training Institute US, Inc. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide a consistent, high quality seminar that is well received by attendees. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Any of these events could result in a decrease in revenue and market share.

Any acquisitions that we make could disrupt our business and harm our financial condition

We expect to evaluate potential strategic acquisitions of complementary businesses, products or technologies from time to time. We may also consider joint ventures and other collaborative projects. We may not be able to identify appropriate acquisition candidates or strategic partners of any businesses, products or technologies. Furthermore, the integration of any acquisition and management of any collaborative project may divert management’s time and resources from our core business and disrupt our operations. If we decide to expand our seminar lineup, we may spend time and money on projects that do not increase our sales. Any cash acquisition we pursue would diminish the cash available to us for other uses, and any stock acquisition would dilute our stockholders’ ownership. While we, from time to time, evaluate potential collaborative projects and acquisitions of businesses, products and technologies, and anticipate continuing to make these evaluations, we have no present understandings, commitments or agreements with respect to any future acquisitions or collaborative projects.

Strong competition in the seminar Industry could decrease our market share.

The industry of hosting informative seminars, and or conferences is highly competitive. We compete with various corporations and business entities with business plans comparable to our own. In addition, some of our competitors may have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for the available market share. We also expect to face increased competition as a result of new entrants to our industry. There is the possibility may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the industry in which we operate is of significant importance to the success of our business. A well-recognized brand name is critical to increasing our customer base and, in turn, increasing our revenue. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities as we begin to offer our seminars. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• The number and quality of seminars we will have available;

• Our ability to retain, grow our business and attract new clients;

• Administrative Costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent, in part, on the performance and continued service of Chun-Han Lin, our Chief Executive Officer and Chien-Heng Chiang, our current Chief Financial Officer and Chairman. Without their continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Chun-Han Lin, our Chief Executive Officer and Chien-Heng Chiang, our current Chief Financial Officer and Chairman. The loss of their services would delay our business operations substantially.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and Director, have limited experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officers’ and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 105,000,000 shares are issued and outstanding as of April 21, 2015. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $52,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements.

Balance Sheet

As of November 30, 2015

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$105
Accrued expenses	3,065
Total current liabilities	3,170

STOCKHOLDERS' DEFICIT:

Preferred stock ($.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of November 30, 2015)	-

Common stock ($.0001 par value, 500,000,000 shares authorized, 98,000,000 shares issued and outstanding as of November 30, 2015)	9,800

Additional paid in capital	24,000

Accumulated deficit	(36,970)
Total Stockholders' deficit	(3,170)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

Statement of Operations

For the period from November 10, 2015 (date of inception) to November 30, 2015

Operating expenses

General and administrative expenses	$36,970
Total operating expenses	36,970

Net loss	$(36,970)

Net loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	88,200,000

Balance Sheets

	February 29, 2016 (Unaudited)	November 30, 2015

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$155	$105
Accrued expenses	4,880	3,065

TOTAL LIABILITIES	$5,035	$3,170

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; none issued or outstanding as of February 29, 2016 and November 30, 2015	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 105,000,000 shares issued and outstanding as of February 29, 2016 and 98,000,000 as of November 30, 2015	10,500	9,800
Additional paid in capital	24,000	24,000
Accumulated deficit	(39,535)	(36,970)
TOTAL STOCKHOLDERS’ DEFICIT	(5,035)	(3,170)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

Statement of Operations (Unaudited)

Three Months
Ended
February 29,
2016

Operating expenses

General and administrative	2,565
Total operating expenses	$2,565

Net loss	$(2,565)

Net loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	101,692,308

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

For our fiscal year ended November 31, 2015 our cash balance was $0 and we generated no revenues. Our net loss was $36,970 and was attributable to professional fees as well as other general and administrative expenses.

Our cash balance is $0 as of February 29, 2016. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and intend to continue to utilize funds from our Officers and Directors, who have informally agreed to advance funds to allow us to pay for any Company responses. It is the Company’s intention to continue to fund our activities with monetary contributions from our Officers and Directors. We may also seek to fund operations going forward with future generated revenues.

Being an early stage company of which has generated no revenue, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing. We believe that our Officers and Directors will provide us enough funds to fund our business operations.

As of February 29, 2016 we have a net loss of $2,565. We believe that we will be able to generate revenue through the sale of seats at our informative seminars. We will rely heavily on our marketing campaign in order to acquire future seminar attendees and/or clients.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Our Industry

Our company falls into a number of industries due to the unique and varied nature of the material we plan to discuss at our future seminars. While we believe that our primary industry to be the the management consulting industry, we also fall into industries which include, but are not strictly limited to, business services, personal development, hypnotherapy, etc. Management consulting is the practice of helping organizations/businesses to improve their performance, operating primarily through the analysis of existing organizational problems and the development of plans for improvement. These are all topics we intend to cover in our informative seminars. Organizations may draw upon the services of management consultants for a number of reasons, including gaining external (and presumably objective) advice and access to the consultants' specialized expertise. The keynote speakers and other staff at our seminars will not only offer informative information as previously denoted but will reach out to attendees on a more personal level to discover ways in which they could improve upon their own businesses and the challenges they face daily in running such businesses.

The global consulting industry revenues (including HR, IT, strategy, operations, management and business advisory services) will be about $449 billion in 2015, according to Plunkett Research estimates. This represents reasonable growth from $415 billion during the previous year.  In the U.S., consulting of all types, including management, scientific and technical, generated $191.4 billion during 2014, up from $180.0 billion the previous year. Accounting and related services (such as tax return preparation) generated an additional $152.0 billion in 2014, up from about $136.5 billion during 2013, according to the U.S. Bureau of the Census. The data from this paragraph can be found at: https://www.plunkettresearch.com/trends-analysis/consulting-management-business-market/

In addition, some of our material we will present at our seminars will also cater to the more spiritual nature of our clients and may assist their overall mental state and emotional wellbeing. There has been a growing trend all across the world of consumers looking for alternative methods through which to improve their mental wellbeing, and more and more people turn to methods such as hypnotherapy and psychology to accomplish such goals.

Hypnotherapy is a form of psychotherapy used to create subconscious change in a patient in the form of new responses, thoughts, attitudes, behaviors or feelings. Hypnosis was originally used to treat the condition known in the Victorian era as hysteria. Modern hypnotherapy is widely accepted for the treatment of anxiety, subclinical depression, certain habit disorders, to control irrational fears, as well as in the treatment of conditions such as insomnia and addiction. Hypnosis has also been used to enhance recovery from non-psychological conditions such as after surgical procedures, in breast cancer care and even with gastro-intestinal problems, including IBS. Through our seminars utilizing hypnotherapy, and offering instruction as to its techniques, we aim to improve the overall mental and physical wellbeing of our future seminar attendees.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Asia Training Institute US, Inc., a Delaware corporation (“the Company”) was originally incorporated under the laws of the State of Delaware on November 10, 2015 with the name Asia Training Institute, Inc.

On November 12, 2015 the following individuals were appointed as Officers and Directors to the Company.

* Chun-Han Lin was appointed Chief Executive Officer and a Director of the Company.

* Chien-Heng Chiang was appointed Chief Financial Officer and Chairman of the Board of Directors of the Company.

* Yi-Shan Feng was appointed Secretary and a Director of the Company.

* Chun-Heng Lin was appointed a Director of the Company.

* Chia-Yi Lin was appointed a Director of the Company.

* Cheng Siew Imm was appointed a Director of the Company.

* Tsung-Lun Wu was appointed a Director of the Company.

On November 12, 2015 the Company issued the following quantities of restricted common stock at par value ($0.0001) to the below individuals in exchange for the services rendered to the Company regarding the development of the Company’s business plan.

Name of Individual	Shares of Common Stock Issued
Chun-Han Lin	35,000,000
Chien-Heng Chiang	35,000,000
Tzu-Hsin Chen	5,400,000
Ying-Che Hsu	7,000,000
Wei-Hseien Lin	3,600,000
Chia-Yi Lin	9,000,000
Cheng Siew-Imm	3,000,000
Total	98,000,000

On January 1, 2016 the Company entered into a licensing agreement with Magic NLP Co., a Taiwanese Company. Per the licensing agreement we, the Company are now licensed to provide our future attendees of our seminars, the same course curriculum as already developed and offered by Magic NLP Co.

*Magic NLP Co. is considered a related party as it is controlled by our Chief Executive Officer Chun-Han Lin.

On January 13, 2016 the Company issued an additional 7,000,000 shares of restricted common stock at par value ($0.0001) to Chia-Yi Lin for services rendered to the Company regarding the development of the Company’s business plan.

Following a unanimous vote by the board of directors on April 5, 2016, on April 6, 2016 the Company changed its name to Asia Training Institute US, Inc. and filed with the Delaware Secretary of State, a Certificate of Amendment.

Business Information

Asia Training Institute US, Inc. is a company that plans to offer informative seminars specifically geared towards primarily successful working adults. The seminars offered will cover a wide range of topics, including, but not strictly limited to, sales psychology, professional practitioner certification, tarot cards and hypnotherapy. Going forward we plan to continue to develop new seminars, begin marketing efforts to reach our core demographic, and expand the reach of our seminars throughout the country (United States) and potentially the world.

The industry in which we operate in is highly competitive. Many other competitors host informative seminars. The seminars we intend to offer have not been priced at the current time, and we will evaluate how much we will charge to each attendee in the future. We will rent or otherwise utilize as of yet unidentified locations such as conference halls, hotels, and/or exhibition centers to host our seminars in person. Our current lineup of seminars, will each have a central focus of which we present certain material, is as follows:

1.	Highly Effective Status Management. This seminar focuses upon understanding personal life dynamics and the core of emotions through neuro-linguistics programming and comparable means. Attendees are instructed in how to release stress, stop insomnia, and reduce the unnecessary complication of life. Coupled with Craniosacral work, attendees can feel and adjust relaxing conditions of their own muscles and joints to help their body and mind communicate with one another.

2.	New Sales Psychology. This seminar focuses upon the psychology behind selling to customers. We communicate how all throughout life we have been salespeople, even in childhood this could include requesting milk or diapers from our parents, but somewhere along the way a myth developed that there was one set way to sell products and try to draw in customers. This seminar aims to dispel that myth and teach our learners that the purchase patterns for each customer are different, and by identifying key characteristics of clients we hope to improve our student’s ability to sell to individuals through every walk of life and personality type by catering their sales approach individually.

3.	Efficient Learning Coaching Camp for Teenagers. While the primary focus of our seminars is on adult learners, we offer this seminar primarily to teenagers and utilize neuro-linguistics programming tool application to help children easily identify the cause of learning disabilities. This seminar is targeted primarily to children who are dealing with these learning disabilities and we teach them how to reestablish efficient learning states, reduce their educational disadvantages and give them a clear path to success during the school year.

4.	NLP Professional Practitioner Certification Class (Enterprise Application). Neuro-Linguistic Programming (NLP) is a very specific and practical “applied psychology” discipline. To put it broadly this seminar includes how we experience emotion from the external world through our sense and how we can use the same internal organs to achieve the desired results knowingly or unknowingly. NLP focuses on how personal reflection patterns determine the outcome of a person’s life. This seminar uses instructions, demonstrations, exercises, discussions, and sharing sessions to achieve the best learning results; and adopts practical exercises and feedback to help students achieve better awareness of their own thoughts, emotions, and reactions. The objective is to fully master the NLP tool to transcend self-restrictions and achieve a wonderful life.

5.	Tarot Card. Through the use of tarot cards this seminar seeks to form a bridge between the conscious and the subconscious mind. Sometimes in life individuals simply need to be pointed in a direction their subconscious mind already knows is correct but they just cannot grasp it on their own. Through the utilization of tarot cards we hope to assist our attendees in making the most appropriate decisions within the most effective time in order to rapidly achieve their objectives.

6.	NGH Hypnotherapist Certification Training Course. NGH stands for the National Guild of Hypnotists. One of the functions of the guild is issuing certification through their widely recognized evaluation process. Therefore, many informed individuals prefer, or require, their hypnotists to have received certification through NGH. In our seminar we employ constant practicing to allow every student to master hypnotic tools.

7.	SMART People Reading and Communication Skills. The key to communication is not what you have expressed, but rather what the individual you are conversing with has received. People reading enables you to capture the behavior patterns, personality traits, and other information exhibited by your counterparts in order to rapidly establish an interactive strategy. Through these methods you can hopefully make the individual you are speaking with feel as if you really understand him/her and improve communication skills overall.

We have several individuals who are highly respected in their individual fields of which we plan to have conduct our seminars. At present there are no formal commitments in place between our company and these individuals, and if we are not able to procure their assistance we will find other, as of yet unidentified, individuals to lead our seminars. Dr. John Grinder is a former professor of linguistics at the University of California and also the co-creator of NLP, and we tentatively plan for him to conduct our seminar based upon Neuro-Linguistic Programming. We also plan on acquiring the assistance of Peter Lin, Vice President of Honyi Precision Industry Co., Ltd and Monica Chang, a certified trainer of NLPU (Neuro-Linguistic Programming University) and ABNLP (American Board of Hypnotherapy).

One of the keys to the success of our business will be marketing these seven currently available seminars to the correct demographic and to interested learners. To this end we have developed a marketing plan to target primarily, but not exclusively, Mandarin or Cantonese speaking business professionals within the United States. We are considering to engage with the three metropolitan areas with the largest Chinese American populations: the Greater Los Angeles Combined Statistical Area (566,968 people), the Greater New York Combined Statistical Area (735,019 people), and the San Jose-San Francisco-Oakland Combined Statistical Area (629,243 people).

In order to market to our target demographic we plan to utilize several methods that we consider to be optimal for our seminars. Through the utilization of social media such as facebook, youtube, youku, wechat and sina weibo (all of these are rather popular among Chinese communities) we hope to reach our ideal demographic. We may also use traditional media such as newspapers and TV channels in order to spread awareness of our Company. Cooperation with local organizations will be key to our success as well, so we plan to tap into local (as of yet unidentified) existing related communities/organizations/NPOs/educational institution(s) to further expand our network and customer outreaches.

Asia Training Institute US, Inc. tentatively plans to host three conferences in the United States next June. Two of these conferences will occur in Los Angeles, California and the third will be in an as of yet unidentified major city on the East Coast.

Future Plans

In order to grow our business and, once we begin operations, increase the number of individuals interested in our seminars we will be performing several keys steps. Over the course of the next twelve months we will evaluate the reaction our seminars and the curriculum at such seminars garner across all modes of social media, including the turnout to our seminars in person, and determine what works best for our target demographic and what can be improved upon. Through this evaluation we anticipate being able to create new seminar programs specifically tailored to our attendees.

In the six months following the conclusion of our offering we will conduct our business operations as described above. We will attempt to garner attention on social media, our physical conferences and our various marketing efforts. Our seminar speakers will their respective seminars and, ideally, the number of attendees will continue to grow throughout.

When we have reached the six to nine month period following the commencement of operations that is when we plan to begin development of new, custom-made, seminar programs. This will be highly dependent upon the knowledge we gain from the first six months of our operations.

Employees

As of April 21, 2016 we have six part time employees, all of which are our Officers and Directors.

Currently, our Officers and Directors all have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Officers/or Directors and or employees.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.01 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. As of the date of this registration statement our net tangible book value is 0.00. Any shares purchased herein at $0.01 will be $0.01 greater than our net tangible book value, of which constitutes an infinite dilution.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 9,800,000 shares of our common stock held by 7 (seven) shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 21, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Chun-Han Lin	35,000,000	3,500,000	31,500,000	30.00%
Chien-Heng Chiang	35,000,000	3,500,000	31,500,000	30.00%
Tzu-Hsin Chen	5,400,000	540,000	4,860,000	4.63%
Ying-Che Hsu	7,000,000	700,000	6,300,000	6.00%
Wei-Hseien Lin	3,600,000	360,000	3,240,000	3.09%
Chia-Yi Lin	16,000,000	900,000	15,100,000	14.38%
Cheng Siew-Imm	3,000,000	300,000	2,700,000	2.57%
Total	105,000,000	9,800,000	95,200,000	90.67%

* Chun-Han Lin is the Chief Executive Officer and a Director of the Company.

* Chien-Heng Chiang is the Chief Financial Officer and Chairman of the Board of Directors of the Company.

* Chia-Yi Lin is a Director of the Company.

* Cheng Siew Imm is a Director of the Company.

PLAN OF DISTRIBUTION

The Company has 105,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 9,800,0000 shares of common stock to be sold on a best efforts basis by the selling shareholders named herein at a price of $0.01 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

The Company will not receive any of the proceeds from the sale of the 9,800,000 shares being offered by the selling shareholders. The proceeds from the sale of shares will go to the respective individual in which shares were sold by. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. The selling shareholders will not offer shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $52,000. If the Company does not have enough funds to cover such costs the officers and directors of the Company have agreed to cover this cost.

Offering Period and Expiration Date

The offering of securities by the Company will start on the date that this registration statement is declared effective by the SEC and continue for a period of 365 days unless the offering is completed or otherwise terminated by us, or in such case extended for an additional 90 days or furthermore for any time deemed necessary by our Board of Directors.

Procedures for Subscribing

The selling shareholders will not accept any money until the SEC declares this registration statement effective.  Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must purchase shares directly from the selling shareholder.

All checks or cash will be for the beneficiary of the selling shareholder. The process to subscribe may vary depending on the shareholder as the Company is not affiliated with any subsequent purchase of shares between future investors and the shareholders herein who will be able to sell shares.

Right to Reject Subscriptions

Shareholders have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 105,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

We have no shares of preferred stock issued and outstanding at this time.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time our transfer agent is West Coast Transfer located in Encinitas, CA.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s executive offices are located at 8152 Villaverde Drive, Whittier CA 90605. The Company’s office space is provided rent free by the Company’s Chief Financial Officer Chien-Heng Chiang. The Company shares the office space with Asia Training Institute, Inc., a Nevada Corporation.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and Asia Training Institute US, Inc. are provided below:

Name	Age	Position
Chun-Han Lin	42	Chief Executive Officer
Chien-Heng Chiang	29	Chief Financial Officer
Yi-Shan Feng	37	Secretary, Director
Chun-Heng Lin	40	Director
Chia-Yi Lin	51	Director
Cheng Siew Imm	40	Director
Tsung-Lu Wu	30	Director

Chun-Han Lin - Chief Executive Officer

Mr. Lin graduated from the Department of Public Administration at Tamkang University. Chun-Han Lin is the Founder and current Chief Executive Officer of Magic NLP Consulting, Inc. Additionally, he has served as the Exclusive agent for both John Grinder’s Neuro-linguistic programming Course and Stephen Gilligan’s Hypnotherapy Trance Camp from 2009 to present. From 2007 to 2009 he also served as the Global Headquarter Vice President of Doers Group.

Chien-Heng Chiang -Chief Financial Officer

Mr. Chiang graduated from the University of Southern California and was a Founder of Magnate Holding, Inc. in December 2008. From 2001 to 2014 he served as a Partner at Autarky Consulting, Inc. in the Las Vegas, Nevada area. From 2011 to 2015 he was the Head of the Greater China San Lotus Group. Additionally, in January 2015 he became a Founder of iDreams Global. As of February 12, 2016 Mr. Chiang became the controlling shareholder and also Chief Executive Officer, Chief Financial Officer, President, Secretary, and Treasurer of Asia Training Institute, Inc., an SEC Reporting, Nevada Corporation. Previous to Mr. Chiang’s control of Asia Training Institute, Inc., the Nevada entity, the Company had the name “Wewearables, Inc.”

Yi-Shan Feng -Secretary

Mr. Feng graduated from the North Dakota State College of Science at North Dakota State University. From 2009 to 2011 he was a Public Relations Consultant for Los Angeles Senators. Subsequently, he served as the Vice President at Supermatrix from 2001 to 2013. In 2013 he became the Chief Executive Officer of Animedia Marketing Inc. until 2015. Additionally, in January 2015 he became a Founder of Feng & Associates.

Chun-Heng Lin - Director

Mr. Lin graduated from the Department of Agronomy in the College of Agriculture and Natural Resources at National Chung Hsing University in Taiwan. From June 2010 until June 2011 he was the Chief of Division at ICDF, Division of Technical Assistance in Taiwan. Following his time at ICDF, from June 2011 to November 2012 he served as the Project Manager of International Cooperation and Development Fund (ICDF). From January 2013 until June 2013 he was the Project Manager of Phycos Co., Ltd. Subsequently, Mr. Lin became a Manager of Magicnip Co., Ltd from June 2013 until April 2015. From April 2015 to present he has served as Group General Manager of Magicstem Group Corp. Also, he became the Founder and CEO of Agrivalue International Valuation, Ltd in September 2015 and continues to hold that position today.

Chia-Yi Lin - Director

Mrs. Lin graduated from the Department of Business Administration of Chung Hsing University in Taiwan. In 2006 she became the Founder and Chairman of ASK123, a position she holds to this day. In 2008 she was a Director of Shanghai Pudong Jinqiao Personnel Representative Association. Subsequently she became a Director and Member of Training Magazine in 2009. In 2010 she became a DISC certified. Additionally, Mrs. Lin became a Director of Taiwan Society for Training and Development in 2013.

Cheng Siew Imm -Director

Cheng Siew Imm graduated from SMK SRI GARING High School. She is the author of ‘Numbers and Psychology’, published in 2015. In 2010 she became a founder of ‘You & Number’ and is still with the Company at present. Additionally, she won the prize of the Best Trainer of China in 2014.

Tsung-Lu Wu - Director

Mr. Wu graduated from the National Taiwan University. From August 2010 until November 2014 he served as a Financial Analyst at Songhai Management Consulting Co. Ltd in Taiwan. Following his time at Songhai, he became an Executive Assistant at Animedia TV Inc. in January 2014 until his departure in November 2014. Subsequently he was a Non-Executive Director of the Board of San Lotus Holding Inc. from May 2014 until May 2015. Additionally, from January 2009 to the present he has worked as an Analyst at Magnate. Mr. Wu is also the Co-Founder and Chief Financial Officer at Miunit Development Group, a position he has held since October 2014. Most recently, he became a Founder of Brilletark Inc. in March 2015.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended November 30, 2015 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Chun-Han Lin, Chief Executive Officer and Director	(1)	-	-	35,000,000 (2)	-	-	-	-	$3,500

Chien-Heng Chiang, Chief Financial Officer and Chairman of the Board of Directors.	(1)	-	-	35,000,000 (2)	-	-	-	-	$3,500

Yi-Shan Feng, Secretary and Director	(1)	-	-	- (2)	-	-	-	-	$-

Chun-Heng Lin, Director	(1)	-	-	- (2)	-	-	-	-	$-

Chia-Yi Lin, Director	(1)	-	-	16,000,000 (2)	-	-	-	-	$1,600

Cheng Siew Imm, Director	(1)	-	-	3,000,000 (2)	-	-	-	-	$300

Tsung-Lun Wu, Director	(1)	-	-	- (2)	-	-	-	-	$-

1.) Our fiscal year end is November 30th

2.) On November 12, 2015 the following individuals were appointed as Officers and Directors to the Company.

* Chun-Han Lin was appointed Chief Executive Officer and a Director of the Company.

* Chien-Heng Chiang was appointed Chief Financial Officer and Chairman of the Board of Directors of the Company.

* Yi-Shan Feng was appointed Secretary and a Director of the Company.

* Chun-Heng Lin was appointed a Director of the Company.

* Chia-Yi Lin was appointed a Director of the Company.

* Cheng Siew Imm was appointed a Director of the Company.

* Tsung-Lun Wu was appointed a Director of the Company.

On November 12, 2015 the Company issued the following quantities of restricted stock at par value (.0001) to the below individuals in exchange for the services rendered to the Company regarding the development of the Company’s business plan.

Name of Individual	Shares of Common Stock Issued
Chun-Han Lin	35,000,000
Chien-Heng Chiang	35,000,000
Tzu-Hsin Chen	5,400,000
Ying-Che Hsu	7,000,000
Wei-Hseien Lin	3,600,000
Chia-Yi Lin	9,000,000
Cheng Siew-Imm	3,000,000
Total	98,000,000

On January 13, 2016 the Company issued an additional 7,000,000 shares of restricted common stock at par value ($0.0001) to Chia-Yi Lin for services rendered to the Company regarding the development of the Company’s business plan.

Compensation of Directors

Compensation of Directors should be read in conjunction with the above titled “Summary Compensation Table.”

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 21, 2016, the Company has 105,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Chun-Han Lin, Chief Executive Officer and Director	35,000,000	33.33%	none	n/a	33.33%
Chien-Heng Chiang, Chief Financial Officer and Chairman of the Board of Directors	35,000,000	33.33%	none	n/a	33.33%
Chia-Yi Lin, Director	16,000,000	15.24%	none	n/a	15.24%
Cheng Siew Imm, Director	3,000,000	2.86%	none	n/a	2.86%
5% Shareholders
Tzu-Hsin Chen	5,400,000	5.14%	none	n/a	5.14%
Ying-Che Hsu	7,000,000	6.67%	none	n/a	6.67%
Wei-Hseien Lin	3,600,000	3.43%	none	n/a	3.43%

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 12, 2015 the following individuals were appointed as Officers and Directors to the Company.

* Chun-Han Lin was appointed Chief Executive Officer and a Director of the Company.

* Chien-Heng Chiang was appointed Chief Financial Officer and Chairman of the Board of Directors of the Company.

* Yi-Shan Feng was appointed Secretary and a Director of the Company.

* Chun-Heng Lin was appointed a Director of the Company.

* Chia-Yi Lin was appointed a Director of the Company.

* Cheng Siew Imm was appointed a Director of the Company.

* Tsung-Lun Wu was appointed a Director of the Company.

On November 12, 2015 the Company issued the following quantities of restricted stock at par value (.0001) to the below individuals in exchange for the services rendered to the Company regarding the development of the Company’s business plan.

Name of Individual	Shares of Common Stock Issued
Chun-Han Lin	35,000,000
Chien-Heng Chiang	35,000,000
Tzu-Hsin Chen	5,400,000
Ying-Che Hsu	7,000,000
Wei-Hseien Lin	3,600,000
Chia-Yi Lin	9,000,000
Cheng Siew-Imm	3,000,000
Total	98,000,000

On January 1, 2016 the Company entered into a licensing agreement with Magic NLP Co., a Taiwanese Company. Per the licensing agreement we, the Company are now licensed to provide our future students the same course curriculum as already developed and offered by Magic NLP Co.

*Magic NLP Co. is considered a related party as it is controlled by our Chief Executive Officer Chun-Han Lin.

On January 13, 2016 the Company issued an additional 7,000,000 shares of restricted common stock at par value ($0.0001) to Chia-Yi Lin for services rendered to the Company regarding the development of the Company’s business plan.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to the period from inception November 10, 2015 through November 30, 2015.

		From November 10, 2015 (date of inception) through November 30, 2015
Audit fees	MaloneBailey, LLP	$2,500
Audit related fees		-
Tax fees		-
All other fees		-
Total		$2,500

*Following our year end, November 30th 2015 we have paid our PCAOB Auditor, MaloneBailey, LLP $2,500 in fees for accounting accounting/auditing services provided to the Company.

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

Asia Training Institute US, Inc.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F2

Financial Statements:

Balance Sheet	F3

Statement of Operations	F4

Statement of Changes in Stockholders (Deficit)	F5

Statement of Cash Flows	F6

Notes to Financial Statements	F7-F10

- F1 -

  Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Asia Training Institute US, Inc.

Whittier, CA

We have audited the accompanying balance sheet of Asia Training Institute US, Inc. (Formerly known as Asia Training Institute, Inc.) (the "Company") as of November 30, 2015 and the related statement of operations, changes in shareholders’ deficit and cash flows for the period from November 10, 2015 (inception) through November 30, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, based on our audit, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of Asia Training Institute US, Inc. as of November 30, 2015, and the results of its operations and its cash flows for the period from November 10, 2015 (inception) through November 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 19, 2016

- F2 -

Asia Training Institute US, Inc.
Formerly known as Asia Training Institute, Inc.
Balance Sheet

As of November 30, 2015

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$105
Accrued expenses	3,065
Total current liabilities	3,170

STOCKHOLDERS' DEFICIT:

Preferred stock ($.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of November 30, 2015)	-

Common stock ($.0001 par value, 500,000,000 shares authorized, 98,000,000 shares issued and outstanding as of November 30, 2015)	9,800

Additional paid in capital	24,000

Accumulated deficit	(36,970)
Total Stockholders' deficit	(3,170)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

- F3 -

Asia Training Institute US, Inc.
Formerly known as Asia Training Institute, Inc.
Statement of Operations

For the period from November 10, 2015 (date of inception) to November 30, 2015

Operating expenses

General and administrative expenses	$36,970
Total operating expenses	36,970

Net loss	$(36,970)

Net loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	88,200,000

The accompanying notes are an integral part of these financial statements.

- F4 -

Asia Training Institute US, Inc.
Formerly known as Asia Training Institute, Inc.
Statement of Changes in Stockholders’ Deficit
For the period from November 10, 2015 (date of inception) to November 30, 2015

	Common Stock	Par Value Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

Balance as of November 10, 2015 (date of inception)	-	$-	$-	$-	$-

November 12, 2015 - Common shares issued for services rendered at $.0001 per share	98,000,000	9,800	-	-	9,800

Net loss for the period	-	-	-	(36,970)	(36,970)
					-
Contributed Capital	-	-	24,000	-	24,000

Balance as of November 30, 2015	98,000,000	$9,800	$24,000	$(36,970)	$(3,170)

The accompanying notes are an integral part of these financial statements.

- F5 -

Asia Training Institute US, Inc.
Formerly known as Asia Training Institute, Inc.
Statement of Cash Flows

For the period from November 10, 2015 (date of inception) to November 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(36,970)
Adjustments to reconcile net loss to net cash used in operating activities:

Expenses contributed to capital	24,000
Stock-based compensation	9,800

Changes in current assets and liabilities:

Accounts payable	105
Accrued expenses	3,065

Net cash used in operating activities	-

Increase (decrease) in cash	-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

Asia Training Institute US, Inc.

Formerly known as Asia Training Institute, Inc.

Notes to the financial statements

Note 1 – Organization and Description of Business

Asia Training Institute US, Inc., a Delaware corporation (“the Company”) was originally incorporated under the laws of the State of Delaware on November 10, 2015 with the name Asia Training Institute, Inc.

Following a unanimous vote by the board of directors on April 5, 2016, on April 6, 2016 the Company changed its name to Asia Training Institute US, Inc. and filed with the Delaware Secretary of State, a Certificate of Amendment.

The Company has elected November 30th as its year end.

The Company intends to offers informative business seminars on varying topics to attendees through the United States.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at November 30, 2015 were $0.

- F7 -

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at November 30, 2015.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of November 30, 2015 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of November 30, 2015.

The Company’s stock based compensation from November 10, 2015 (date of inception) through November 30, 2015 was $9,800.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities and also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein, with early application permitted. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). We early adopted this pronouncement. As the objective of the amendments in this update is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities our early adoption of this guidance has not impacted our financial position or results of operations.

- F8 -

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Accrued Expenses

Accrued expenses totaled $3,065 as of November 30, 2015 and mainly consisted of professional fees.

Note 5 – Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net carryfoward operating loss of $27,170 which begins expiring twenty years from when it was incurred. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets and liabilities as of November 30, 2015 after applying enacted corporate income tax rates, is net operating loss carryforward of $9,238 and a valuation allowance of $(9,238) which is a total deferred tax asset of $0.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 6 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of November 30, 2015 with the exception of that for the monies owed to ETN Services LLC for Edgar related filing fees in relation to this S-1 filing. Upon filing the S-1 on behalf of the Company the Company is to pay ETN Services, LLC $7,000. Upon effectiveness the Company is to pay another $7,000 to ETN Services, LLC. Asia Training Institute US, Inc. is to pay ETN Services, LLC an additional $7,000 at such time the Company achieves a ticker symbol and DTC eligibility. ETN Services will only be introducing the Company to a market maker and DTC market participant who will handle the appropriate services to gain a ticker symbol and DTC eligibility. ETN Services, LLC may assist the Company in the preparation of requested documents by the market maker/ DTC market participant.

ETN Services, LLC has only assisted in preparing this Registration Statement based upon the information and facts provided to them by the Company. The Company has read, reviewed, and consented to the inclusion of all the information within this document in its entirety.

- F9 -

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock issued and outstanding as of November 30, 2015.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 98,000,000 shares of common stock issued and outstanding as of November 30, 2015. They were issued as founders shares and valued at $9,800.

The Company did not have any potentially dilutive instruments as of November 30, 2015 and, thus, anti-dilution issues are not applicable.

Pertinent Rights and Privileges

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common Stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Holders of shares of Preferred Stock are entitled to voting rights where every one share of Preferred Stock has voting rights equal to one hundred shares of Common Stock.

Additional Paid In Capital

During the period ending November 30, 2015, our CFO, Chien-Heng Chiang, paid a combined $24,000 in operating expenses which is recorded as additional paid in capital.

Note 8 – Related-Party Transactions

Contributed Capital

As of November 30, 2015, our CFO, Chien-Heng Chiang, has provided the Company contributed capital totaling $24,000.

Office Space

The Company’s executive offices are located at 8152 Villaverde Drive, Whittier CA 90605. The Company’s office space is provided rent free by the Company’s Chief Financial Officer Chien-Heng Chiang.

Equity

On November 12, 2015 the Company issued the following quantities of restricted common stock at par value ($.0001) to the below individuals in exchange for the services rendered to the Company regarding the development of the Company’s business plan.

Name of Individual	Shares of Common Stock Issued
Chun-Han Lin	35,000,000
Chien-Heng Chiang	35,000,000
Tzu-Hsin Chen	5,400,000
Ying-Che Hsu	7,000,000
Wei-Hseien Lin	3,600,000
Chia-Yi Lin	9,000,000
Cheng Siew-Imm	3,000,000
Total	98,000,000

Note 9 – Subsequent Events

On January 1, 2016 the Company entered into a licensing agreement with Magic NLP Co., a Taiwanese Company. Per the licensing agreement we, the Company, are now licensed to provide our future students the same course curriculum as already developed and offered by Magic NLP Co. The term of the agreement is for a five year period. Should any party violate the agreement there is a $10,000 penalty due to the other party. We, the Company, Asia Training Institute US, Inc. are to pay Magic NLP CO., 20% of the commissions generated from the revenue obtained from offering such course curriculum that we are licensed to offer.

*Magic NLP Co. is considered a related party as it is controlled by our Chief Executive Officer Chun-Han Lin.

On January 13, 2016 the Company issued an additional 7,000,000 shares of restricted common stock at par value ($0.0001) to Chia-Yi Lin for services rendered to the Company regarding the development of the Company’s business plan.

Following a unanimous vote by the board of directors on April 5, 2016, on April 6, 2016 the Company changed its name to Asia Training Institute US, Inc. and filed with the Delaware Secretary of State, a Certificate of Amendment.

- F10 -

Asia Training Institute US, Inc.

FINANCIAL STATEMENTS - inTERIM PERIOD

INDEX TO FINANCIAL STATEMENTS

Page

Financial Statements:

Balance Sheets	F12

Statement of Operations	F13

Statement of Cash Flows	F14

Notes to Financial Statements	F15

 - F11 -

Asia Training Institute US, Inc.
Balance Sheets

	February 29, 2016 (Unaudited)	November 30, 2015

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$155	$105
Accrued expenses	4,880	3,065

TOTAL LIABILITIES	$5,035	$3,170

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; none issued or outstanding as of February 29, 2016 and November 30, 2015	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 105,000,000 shares issued and outstanding as of February 29, 2016 and 98,000,000 as of November 30, 2015	10,500	9,800
Additional paid in capital	24,000	24,000
Accumulated deficit	(39,535)	(36,970)
TOTAL STOCKHOLDERS’ DEFICIT	(5,035)	(3,170)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

- F12 -

Asia Training Institute US, Inc.
Statement of Operations (Unaudited)

Three Months
Ended February 29, 2016

Operating expenses

General and administrative expenses	$2,565
Total operating expenses	2,565

Net loss	$(2,565)

Net loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding – Basic and Diluted	101,692,308

The accompanying notes are an integral part of these unaudited financial statements.

 - F13 -

Asia Training Institute US, Inc.
Statement of Cash Flows (Unaudited)

Three Months
Ended February 29, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,565)
Adjustments to reconcile net loss to net cash used in operating activities:

Stock- based compensation	700

Changes in current assets and liabilities:

Accounts payable	50
Accrued expenses	1,815

Net cash used in operating activities	-

Increase (decrease) in cash	-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these unaudited financial statements.

- F14 -

Notes to Financial Statements

For the period ended February 29, 2016

(Unaudited)

Note 1- Organization and Description of Business

Asia Training Institute US, Inc., a Delaware corporation (“the Company”) was originally incorporated under the laws of the State of Delaware on November 10, 2015 with the name Asia Training Institute, Inc.

Following a unanimous vote by the board of directors on April 5, 2016, on April 6, 2016 the Company changed its name to Asia Training Institute US, Inc. and filed with the Delaware Secretary of State, a Certificate of Amendment.

The Company has elected November 30th as its year end.

The Company intends to offers informative business seminars on varying topics to attendees through the United States.

Note 2 - Significant Accounting Policies

BASIS OF PRESENTATION.

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in this Form S-1, have been omitted.

The results of operations for the three month period ended February 29, 2016 are not necessarily indicative of the results for the full fiscal year ending November 30, 2016.

Note 3 - Going Concern

The accompanying financial statements are prepared on a basis of accounting assuming that the Company is a going concern that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company has no current revenue sources. The Company’s management plans to engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue- producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 4 - Related Party Transactions

Equity

On January 13, 2016 the Company issued an additional 7,000,000 shares of restricted common stock at par value ($0.0001) to Chia-Yi Lin for services rendered to the Company regarding the development of the Company’s business plan.

Note 5 - Accrued Expenses

Accrued expenses totaled $4,880 at February 29, 2016 and $3,065 at November 30, 2015 and consisted primarily of professional fees.

Note 6 - Subsequent Events

Following a unanimous vote by the board of directors on April 5, 2016, on April 6, 2016 the Company changed its name to Asia Training Institute US, Inc. and filed with the Delaware Secretary of State, a Certificate of Amendment.

- F15 -

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$9.86
Auditor Fees and Expenses	$4,500.00
Legal Fees	$1,500.00
EDGAR and Consulting Fees	$45,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$52,009.86

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Asia Training Institute US, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Asia Training Institute US, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On November 12, 2015 the Company issued the following quantities of restricted common stock at par value (.0001) to the below individuals in exchange for the services rendered to the Company regarding the development of the Company’s business plan.

Name of Individual	Shares of Common Stock Issued
Chun-Han Lin	35,000,000
Chien-Heng Chiang	35,000,000
Tzu-Hsin Chen	5,400,000
Ying-Che Hsu	7,000,000
Wei-Hseien Lin	3,600,000
Chia-Yi Lin	9,000,000
Cheng Siew-Imm	3,000,000
Total	98,000,000

On January 13, 2016 the Company issued an additional 7,000,000 shares of restricted common stock at par value ($0.0001) to Chia-Yi Lin for services rendered to the Company regarding the development of the Company’s business plan.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Delaware Secretary of State on November 10, 2015 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Licensing Agreement between Asia Training Institute US and Magic NLP Co. (1)
23.1	Consent of Independent Accounting Firm “MaloneBailey LLP” (1)

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(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of 8152 Villaverde Drive, Whittier CA 90605 on April 21, 2016.

Asia Training Institute US, Inc.

By: /s/ Chun-Han Lin
Name: Chun-Han Lin
Title: Chief Executive Officer, and Director Date: April 21, 2016

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Chun-Han Lin  Signature: /s/ Chun-Han Lin  Title: Chief Executive Officer and Director (Principal Executive Officer) Date: April 21, 2016

Name: Chien-Heng Chiang  Signature: /s/ Chien-Heng Chiang  Title: Chief Financial Officer, Chief Accounting Officer and Chairman of the Board of Directors (Principal Financial Officer and Principal Accounting Officer) Date: April 21, 2016

Name: Yi-Shan Feng  Signature: /s/ Yi-Shan Feng  Title: Secretary and Director  Date: April 21, 2016

Name: Chun-Heng Lin  Signature: /s/ Chun-Heng Lin  Title: Director  Date: April 21, 2016

Name: Chia-Yi Lin  Signature: /s/ Chia-Yi Lin  Title: Director  Date: April 21, 2016

Name: Cheng Siew Imm  Signature: /s/ Cheng Siew Imm  Title: Director Date: April 21, 2016

Name: Tsung-Lun Wu  Signature: /s/ Tsung-Lun Wu  Title: Director Date: April 21, 2016